Exhibit 10.5

SECOND AMENDMENT OF LEASE

This SECOND AMENDMENT OF LEASE (“Amendment”) made and entered into this 30 day of September, 1999, by and between PAMI SP-1 INDUSTRIAL LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter referred to as “Landlord”) and LESLIE’S POOLMART, INC. a California corporation, (hereinafter referred to as “Tenant”);

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain “Lease” dated August 30, 1990 for a “Premises” located at 4202 Dan Morton Drive, Dallas, Texas “Building” as more particularly described in said Lease and that certain “First Amendment to Lease Agreement” dated June 21, 1996; and

WHEREAS, Landlord is the successor in interest to SECURITY CAPITAL INDUSTRIAL TRUST by property purchase and has succeeded to all rights, obligations, title, and interest therein; and

WHEREAS, Landlord and Tenant now desire to further amend said Lease as hereinafter set forth;

NOW, THEREFORE, for good, lawful and valuable consideration, including the undertakings of the parties hereto, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto by the Lease.

2. The “Effective Date” of this Amendment shall be the date hereof.

3. The term of this Amendment shall commence Oct. 1, 1999 and shall expire September 30, 2000. Tenant shall vacate the “Expansion Area”, as herein defined, as well as the Premises, as defined in the Lease and as required in Tenant’s Lease.

4. The square footage of the Premises as defined in Tenant’s Lease (“Existing Area”) shall be increased by Twenty Five Thousand Two Hundred (25,200) square feet, (“Expansion Area”), such square footage to be contiguous to Tenant’s Master Lease Plan. Tenant accepts the Expansion Area in its “As-Is” condition with no work of any type being performed by Landlord. Landlord has made no representations to tenant as to the suitability of the Premises for a particular use.

5. For the period beginning Oct. 1, 1999 and continuing through September 30, 2000 the Rent for the Expansion Area as herein defined shall be Five Thousand Seven Hundred Seventy-five Dollars ($5,775.00) per month for the Expansion Area, which shall be in addition to Tenant’s Rent for the Existing Area.

6. The Use of the Expansion Area shall remain the same as the Use allowed under the Lease.

7. Beginning Oct. 1, 1999 and continuing through September 30, 2000, for the Expansion Area, Tenant shall pay to Landlord, as additional rental, Tenant’s pro rata share of all Operating Expenses of the Building allocable to the Expansion Area. Tenant’s estimated pro rata share of Operating Expenses for the Expansion Area shall be payable as defined in Section 2(C) of the Lease. The initial amounts shall be as follows:

Common Area Maintenance	$0.04 per square foot	$84.00/month
Taxes	$0.62 per square foot	$1,302.00/month
Insurance	$0.04 per square foot	$84.00/month
Management Fee	$0.14 per square foot	$294.00/month

The above amounts shall be in addition to Tenant’s Rent and Operating Expense obligations on the Existing Area.

8. Tenant shall provide to Landlord proof of insurance for the Expansion Area as required in sections 12 and 13 of the Lease.

9. Tenant acknowledges and affirms Landlord’s continuing right, upon Tenant’s Default, as defined in the Lease, throughout the term of this Second Amendment, to enforce Landlord’s rights and remedies afforded in the Lease upon the Expansion Area, or upon the Premises being defined in Section 1 of the Lease or upon the aggregate of both spaces, such determination to be made in Landlord’s sole and absolute discretion.

EXCEPT as specifically provided to the contrary herein, all of the rest and remaining terms and conditions of the Lease shall remain in full force and effect.

EXECUTED in multiple counterparts, each of which shall have the force and effect of an original, on the day and year first written above.

PAMI SP-1 INDUSTRIAL LIMITED PARTNERSHIP
a Delaware corporation

By:	Clarion Partners, LLC
as agent

	By:	/s/ Ada M. Healey
	Name:	Ada M. Healey
	Title:	Director
“LANDLORD”

LESLIE’S POOLMART, INC.

By:	/s/ Richard Grice
Name:	Richard Grice
Title:	VP Logistics
“TENANT”

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